Exhibit 99.1

COMPANY CONTACT

Sean Mahoney
(240) 744-1150

FOR IMMEDIATE RELEASE

FRIDAY, NOVEMBER 8, 2013

DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER 2013 RESULTS
Reaffirms Full Year 2013 Guidance
Announces Completion of The Lexington Hotel Renovation
Announces Agreement to Sell Torrance Marriott South Bay
BETHESDA, Maryland, Friday, November 8, 2013 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 27 premium hotels in the United States, today announced results of operations for the third quarter ended September 30, 2013.

Highlights

•	Comparable RevPAR: The Company's RevPAR increased 5.0% compared to the third quarter 2012 as adjusted to a calendar quarter basis, excluding the Lexington Hotel New York City.

•	RevPAR: The Company’s RevPAR was $141.03, an increase of 1.1% from 2012. Excluding the Lexington Hotel New York City, the Company’s RevPAR increased 4.8% from 2012.

•
Hotel Adjusted EBITDA Margin: The Company’s Hotel Adjusted EBITDA margin was 25.89%, a decrease of 204 basis points from 2012. Excluding the Lexington Hotel New York City, the Company’s Hotel Adjusted EBITDA margin was 27.05%, a decrease of 32 basis points from 2012.

•
Hotel Refinancing: The Company entered into a new $63.0 million non-recourse mortgage loan secured by the Salt Lake City Marriott with a term of seven years and a fixed interest rate of 4.25%. In conjunction with the financing, the Company prepaid the existing $27.3 million mortgage loan secured by the hotel.

•
Non-Core Hotel Disposition: The Company entered into an agreement to sell the 487-room Torrance Marriott South Bay for a contractual sales price of $74 million. The sale is expected to close during the fourth quarter of 2013.

•
Lexington Hotel: The Lexington Hotel New York City joined Marriott's Autograph Collection in mid-August 2013. The comprehensive renovation of the hotel is now complete. Since conversion, the hotel has has increased average daily rates approximately $40 from the comparable period of 2012.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $51.0 million, which was impacted by approximately $5.0 million of renovation disruption.

•	Adjusted FFO: The Company’s Adjusted FFO was $35.9 million and Adjusted FFO per diluted share was $0.18.

•	Dividends: The Company declared a quarterly dividend of $0.085 per share during the third quarter.

•
Guidance: The Company is reaffirming its full year 2013 guidance of Adjusted EBITDA of $195 million to $205 million and Adjusted FFO per share of $0.70 to $0.74. The guidance includes $17 million of displaced EBITDA from renovation disruption.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, “We are pleased with our third quarter operating results, with Comparable RevPAR growth of 5.0%. Importantly, we continue to execute on our strategic initiatives. Our renovation program passed a major milestone with the completion of the rebranding and repositioning of the Lexington Hotel. The hotel looks fantastic and we are glad to mark the end of the major disruption from our renovation program. On our non-core disposition initiative, we announced today the agreement to sell the Torrance Marriott at a 14x EBITDA multiple. Our efforts this year continue to position the Company for a strong 2014, bolstered by strong group pace and renovation tailwinds.”
Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.” “Comparable RevPAR” compares 2013 RevPAR to 2012 Pro Forma RevPAR on a calendar quarter basis.

The year-over-year comparability of the Company's third quarter results is significantly impacted by the change in its reporting calendar. For the Company's Marriott managed hotels, the 2013 third quarter includes 20 fewer days than the pro forma 2012 third quarter, which results in the 2013 third quarter including approximately 10% fewer available room nights as compared to the pro forma 2012 third quarter.

For the quarter ended September 30, 2013 (92 days), the Company reported the following:

	Third Quarter
	2013	2012 Pro Forma[1]	Change
ADR	$177.42	$172.61	2.8%
Occupancy	79.5%	80.9%	(140) basis points
RevPAR	$141.03	$139.56	1.1%
Total Revenue	$210.6 million	$228.4 million	(7.8)%
Hotel Adjusted EBITDA Margin	25.89%	27.93%	(204) basis points
Adjusted EBITDA	$51.0 million	$57.2 million	(10.8)%
Adjusted FFO	$35.9 million	$39.7 million	(9.7)%
Adjusted FFO per diluted share	$0.18	$0.21	($0.03)
Net Income (Loss)	$8.6 million	($48.7 million)	$57.3 million
Earnings (Loss) per diluted share	$0.04	($0.26)	$0.30
Diluted Weighted Average Shares	195.9 million	187.0 million	8.9 million shares

1 Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from June 16, 2012 to October 5, 2012 (112 days) and all other hotels from July 1, 2012 to September 30, 2012, (b) assume all of the Company’s hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

The Company’s operating results for the quarter ended September 30, 2013 were significantly impacted by the renovation at the Lexington Hotel, which displaced approximately 29,000 room nights during the quarter and resulted in approximately $5 million of Hotel Adjusted EBITDA disruption. The renovation was completed in October and total renovation disruption from this project was $14.5 million, approximately $2.0 million higher than previously estimated.

The following are selected operating results for the Company, excluding the Lexington Hotel:

	Third Quarter
	2013	2012 Pro Forma[1]	Change
ADR	$175.30	$170.07	3.1%
Occupancy	81.3%	80.0%	130 basis points
RevPAR	$142.51	$136.03	4.8%
Total Revenue	$201.6 million	$214.5 million	(6.0)%
Hotel Adjusted EBITDA	$54.5 million	$58.7 million	(7.1)%
Hotel Adjusted EBITDA Margin	27.05%	27.37%	(32) basis points

1 Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from June 16, 2012 to October 5, 2012 (112 days) and all other hotels from July 1, 2012 to September 30, 2012, (b) assume all of the Company’s hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

For the nine months ended September 30, 2013, the Company reported the following:

	Nine Months Ended September 30,
	2013	2012 Pro Forma[1]	Change
ADR	$177.62	$172.91	2.7%
Occupancy	76.5%	77.9%	(140) basis points
RevPAR	$135.84	$134.69	0.9%
Total Revenue	$616.1 million	$606.2 million	1.6%
Hotel Adjusted EBITDA Margin	25.79%	27.06%	(127) basis points
Adjusted EBITDA	$147.6 million	$148.9 million	(0.8)%
Adjusted FFO	$105.8 million	$111.6 million	(5.2)%
Adjusted FFO per diluted share	$0.54	$0.64	($0.10)
Net Income (Loss)	$19.5 million	($22.8 million)	$42.3 million
Earnings (Loss) per diluted share	$0.10	($0.13)	$0.23
Diluted Weighted Average Shares	195.7 million	174.2 million	21.5 million shares

1 Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to October 5, 2012 and all other hotels from January 1, 2012 to September 30, 2012, (b) assume all of the Company’s hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

The Company’s operating results for the nine months ended September 30, 2013 were significantly impacted by the displacement of approximately 84,000 room nights at its three New York City hotels under renovation, the Lexington Hotel, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue. The renovations of the two Courtyards were completed during the second quarter of 2013 and the renovation of the Lexington Hotel was completed in October 2013. The following are selected operating results for the Company excluding these three hotels:

	Nine Months Ended September 30,
	2013	2012 Pro Forma[1]	Change
ADR	$172.26	$166.17	3.7%
Occupancy	77.9%	76.3%	160 basis points
RevPAR	$134.21	$126.79	5.9%
Total Revenue	$563.7 million	$535.4 million	5.3%
Hotel Adjusted EBITDA	$153.0 million	$141.7 million	8.0%
Hotel Adjusted EBITDA Margin	27.14%	26.46%	68 basis points

1 Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to October 5, 2012 and all other hotels from January 1, 2012 to September 30, 2012, (b) assume all of the Company’s hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

Capital Expenditures

As previously announced, the Company is investing approximately $140 million for capital improvements at its hotels in 2013 and early 2014. As of September 30, 2013, the Company has spent approximately $75.3 million on these capital improvements. The Company currently expects renovation disruption of approximately $17 million of Hotel Adjusted EBITDA during the year ended December 31, 2013, which is reflected in its outlook for 2013. The Company does not expect meaningful disruption during 2014. The following is an update on the most significant capital projects.

Lexington Hotel New York: The Company has completed its comprehensive renovation of the Lexington Hotel, with all 725 guestrooms currently available for sale. The hotel joined Marriott's Autograph Collection during August 2013 and the hotel has increased average daily rates approximately $40 from the comparable period in 2012. Hotel Adjusted EBITDA disruption was approximately $5 million during the third quarter and $14 million year to date. This disruption is approximately $2 million higher than previously expected due to incremental displacement that occurred during the closing stages of the renovation. The Company estimates the full year 2013 renovation disruption from the project to be approximately $14.5 million, including $0.5 million during the fourth quarter.

The Company has other renovation projects planned for late in 2013 and early 2014, which are not expected to cause material disruption. A description of the most significant projects is as follows:

•	Westin Washington D.C.: A comprehensive $17 million renovation commenced in October 2013 and is expected to be completed in early 2014.

•	Westin San Diego: A comprehensive $14.5 million renovation commenced in October 2013 and is expected to be completed in early 2014.

•	Hilton Minneapolis: A $13 million renovation of the guest rooms, guest bathrooms and corridors is expected to commence in November 2013 and be completed in early 2014.

•	Hilton Boston Downtown: A $7 million renovation of the guest rooms, corridors, public areas, and meeting space commenced in October 2013 and is expected to be completed in early 2014.

•	Hilton Burlington: A $6 million renovation of the lobby, corridors, guest rooms and outdoor space is expected to commence in November 2013 and be completed in early 2014.

Salt Lake City Marriott Refinancing

The Company entered into a new $63 million mortgage loan secured by the Salt Lake City Marriott in October 2013. The new loan has a term of seven years and bears interest at a fixed rate of 4.25%. As part of the refinancing, the Company prepaid the $27.3 million mortgage loan previously secured by the hotel, which had a fixed interest rate of 5.5 % and a maturity date of January 2015. The cost of prepaying the loan though defeasance was approximately $1.5 million, which will be added back to Adjusted EBITDA and Adjusted FFO. The Company used the proceeds from the new loan to repay the prior loan and to create additional investment capacity for the acquisition of the Hilton Garden Inn Times Square South in mid-2014.
Sale of Torrance Marriott South Bay

The Company entered into an agreement to sell a non-core hotel, the 487-room Torrance Marriott South Bay, to an unaffiliated third party for proceeds of approximately $76 million, including credit for the hotel's replacement reserve. The sale is expected to close during the fourth quarter of 2013. The proceeds from the sale will be used to create investment capacity for the acquisition of the Hilton Garden Inn Times Square South in mid-2014. The Torrance Marriott South Bay generated $5.4 million of Hotel Adjusted EBITDA during the trailing four quarters ending September 30, 2013.

Balance Sheet
As of September 30, 2013, the Company had $43.4 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consists solely of property-specific mortgage debt. The Company has no outstanding borrowings on its $200 million senior unsecured credit facility.

Following the refinancing of the Salt Lake City Marriott, which occurred subsequent to the end of the third quarter, and the sale of the Torrance Marriott, the Company expects to have approximately $145 million of unrestricted cash on hand at December 31, 2013.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.085 per share to stockholders of record as of September 30, 2013. The dividend was paid on October 10, 2013.

Outlook and Guidance
The Company is providing annual guidance for 2013, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  The Company’s 2013 RevPAR guidance assumes all of the Company’s 27 hotels were owned since January 1, 2012.

The Company is reaffirming its 2013 guidance to reflect the following:

•	Increase of full year renovation disruption to $17 million as a result of incremental displacement at the Lexington Hotel

•	Stronger group performance at the Westin Boston Waterfront and the Chicago Marriott Downtown

•	Impact of the Federal Government shutdown on the Company's Washington DC market hotels during the fourth quarter

•	Sale of Torrance Marriott South Bay at the end of the fourth quarter 2013

The Company expects the full year 2013 results to be as follows:

Metric	Pre-Renovation Guidance	Renovation Disruption	2013 Guidance
Pro Forma RevPAR Growth	4 percent to 6 percent	3 percent	1 percent to 3 percent
Adjusted EBITDA	$212 million to $222 million	$17 million	$195 million to $205 million
Adjusted FFO	$151 million to $158 million	$13 million	$138 million to $145 million
Adjusted FFO per share (based on 196 million shares)	$0.77 to $0.81	$0.07	$0.70 to $0.74

Earnings Call
The Company will host a conference call to discuss its third quarter results on Friday, November 8, 2013, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 877-415-3180 (for domestic callers) or 857-244-7323 (for international callers). The participant passcode is 37412479. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for thirty days.

Reporting Calendar Change

Effective January 1, 2013, the Company reports its quarterly results of operations on a calendar cycle. Historically, the Company reported its quarterly results of operations based on the fiscal calendar used by Marriott International. Since the Company is not changing its fiscal year, its 2012 financial information will not be restated in its quarterly filings with the U.S. Securities and Exchange Commission. The following table highlights the periods presented in the Company’s 2012 and 2013 reporting calendars.

Quarter	2012 Calendar (as previously reported)		2013 Calendar
1st	Marriott	January 1 – March 23	All	January 1 – March 31
	Non-Marriott	January 1 – February 29
2nd	Marriott	March 24 – June 15	All	April 1 – June 30
	Non-Marriott	March 1 – May 31
3rd	Marriott	June 16 – September 7	All	July 1 – September 30
	Non-Marriott	June 1 – August 31
4th	Marriott	September 8 – December 31	All	October 1 – December 31
	Non-Marriott	September 1 – December 31

The Company cannot fully restate its 2012 operating results because Marriott did not provide 2012 operating results on a daily basis. Hotel operating results incorporated into the Company’s financial statements are prepared by its hotel managers. The unavailability of 2012 operating results on a calendar quarter basis for all of the Company’s hotels prevented the restatement of the Company’s 2012 quarterly financial statements. Instead, in comparing 2013 quarterly results to 2012 results, the Company will (i) use the non-Marriott 2012 results on a calendar quarter basis and (ii) amend the previously reported Marriott 2012 quarterly results as follows:

•	The first quarter of 2012 includes Marriott operating results from January 1 to March 23.

•	The second quarter of 2012 includes Marriott operating results from March 24 to June 15.

•	The third quarter of 2012 includes Marriott operating results from June 16 to October 5.

•	The fourth quarter of 2012 includes the Marriott operating results from October 6 to December 31.

Therefore, the 2013 calendar quarters will have 8 additional days in the first quarter, 7 additional days in the second quarter, 20 fewer days in the third quarter and 5 additional days in the fourth quarter.

The following table reallocates selected 2012 quarterly pro forma operating information as described above into the 2013 reporting calendar.

	Quarter 1, 2012	Quarter 2, 2012	Quarter 3, 2012	Quarter 4, 2012
RevPAR	$117.09	$146.48	$139.56	$133.36
Revenues (in thousands)	$167,026	$210,809	$228,371	$196,005
Hotel Adjusted EBITDA (in thousands)	$35,685	$64,564	$63,776	$54,085
% of Full Year	16.4%	29.6%	29.2%	24.8%
Hotel Adjusted EBITDA Margin	21.36%	30.63%	27.93%	27.59%
Available Rooms	1,004,405	1,010,443	1,184,252	1,034,027

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 27 premium quality hotels with over 11,600 rooms. The Company has strategically positioned its hotels to generally be operated under the leading global brands such as Hilton, Marriott, and Westin. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the development of a hotel by a third-party developer; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
As of September 30, 2013 and December 31, 2012
(in thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Property and equipment, at cost	$3,207,378	$3,131,175
Less: accumulated depreciation	(599,343)	(519,721)
	2,608,035	2,611,454
Deferred financing costs, net	7,947	9,724
Restricted cash	86,556	76,131
Due from hotel managers	80,690	68,532
Note receivable	49,356	53,792
Favorable lease assets, net	40,194	40,972
Prepaid and other assets (1)	81,000	73,814
Cash and cash equivalents	43,448	9,623
Total assets	$2,997,226	$2,944,042
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$1,060,299	$968,731
Senior unsecured credit facility	—	20,000
Total debt	1,060,299	988,731

Deferred income related to key money, net	23,900	24,362
Unfavorable contract liabilities, net	78,633	80,043
Due to hotel managers	55,785	51,003
Dividends declared and unpaid	17,006	15,911
Accounts payable and accrued expenses (2)	94,845	88,879
Total other liabilities	270,169	260,198
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 195,470,791 and 195,145,707 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	1,955	1,951
Additional paid-in capital	1,978,505	1,976,200
Accumulated deficit	(313,702)	(283,038)
Total stockholders’ equity	1,666,758	1,695,113
Total liabilities and stockholders’ equity	$2,997,226	$2,944,042

(1)
Includes $39.4 million of deferred tax assets, $26.9 million for the Hilton Garden Inn Times Square purchase deposit, $7.8 million of prepaid expenses and $6.9 million of other assets as of September 30, 2013.

(2)
Includes $57.5 million of deferred ground rent, $11.4 million of deferred tax liabilities, $11.0 million of accrued property taxes, $3.9 million of accrued capital expenditures and $11.0 million of other accrued liabilities as of September 30, 2013.

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Fiscal Quarters Ended September 30, 2013 and September 7, 2012 and
the Periods from January 1, 2013 to September 30, 2013 and January 1, 2012 to September 7, 2012
(in thousands, except per share amounts)
(unaudited)

	Fiscal Quarter Ended		Period From
			January 1, 2013 to September 30, 2013	January 1, 2012 to September 7, 2012
	September 30, 2013	September 7, 2012

Revenues:
Rooms	$150,146	$132,578	$428,981	$338,043
Food and beverage	47,522	40,791	149,743	117,415
Other	12,975	10,504	37,407	27,787
Total revenues	210,643	183,873	616,131	483,245
Operating Expenses:
Rooms	40,521	35,428	116,091	92,386
Food and beverage	34,591	30,008	106,475	85,731
Management fees	7,178	5,744	19,410	15,313
Other hotel expenses	75,176	64,098	219,302	171,131
Depreciation and amortization	26,254	22,612	80,280	62,802
Impairment of favorable lease asset	—	30,376	—	30,844
Hotel acquisition costs	23	8,314	46	10,345
Corporate expenses	4,932	6,227	18,055	15,711
Total operating expenses	188,675	202,807	559,659	484,263
Operating profit (loss)	21,968	(18,934)	56,472	(1,018)
Other Expenses (Income):
Interest income	(1,660)	(60)	(4,604)	(278)
Interest expense	14,471	12,732	42,511	36,710
Gain on early extinguishment of debt	—	—	—	(144)
Total other expenses, net	12,811	12,672	37,907	36,288
Income (loss) from continuing operations before income taxes	9,157	(31,606)	18,565	(37,306)
Income tax (expense) benefit	(593)	916	944	4,992
Income (loss) from continuing operations	8,564	(30,690)	19,509	(32,314)
Loss from discontinued operations, net of income taxes	—	(14,089)	—	(905)
Net income (loss)	8,564	(44,779)	19,509	(33,219)
Earnings (loss) earnings per share:
Continuing operations	$0.04	$(0.16)	$0.10	$(0.19)
Discontinued operations	0.00	(0.08)	0.00	(0.00)
Basic and diluted earnings (loss) per share	$0.04	$(0.24)	$0.10	$(0.19)

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor's complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable management contract assets recorded in conjunction with our acquisitions of the Westin Washington D.C. City Center, Westin San Diego, and Hilton Burlington and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect its actual performance for that period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•
Allerton Loan: In 2012, due to the uncertainty of the timing of the bankruptcy resolution, we excluded both cash interest payments received and the legal costs incurred as a result of the bankruptcy proceedings from our calculation of Adjusted EBITDA and Adjusted FFO. Due to the settlement of the bankruptcy proceedings and amended and restated loan, we commenced recognizing interest income in 2013, which includes the amortization of the difference between the carrying basis of the old loan and face value of the new loan. Cash payments received during 2010 and 2011 that were included in

Adjusted EBITDA and Adjusted FFO and reduced the carrying basis of the loan will be now be deducted from Adjusted EBITDA and Adjusted FFO on a straight-line basis over the anticipated five-year term of the new loan.

•
Other Non-Cash and /or Unusual Items:  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of the Company. Such items include, but are not limited to, pre-opening costs, contract termination fees and severance costs. In 2012, we excluded the franchise termination fee paid to Radisson and, in 2013, we excluded the severance costs associated with the retirement of our Chief Operating Officer.

In addition, to derive Adjusted EBITDA we exclude gains or losses on sales of properties and impairment losses because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our hotels. Additionally, the gains or losses on sales of properties and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and fair market value adjustments to the Company's interest rate cap agreement.

The following tables are reconciliations of our U.S. GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Third Quarter			Year To Date
		Pro Forma			Pro Forma
	2013	2012 (1)	2012 (2)	2013	2012 (3)	2012 (2)
Net income (loss)	$8,564	$(48,717)	$(44,779)	$19,509	$(22,762)	$(33,219)
Interest expense (4)	14,471	16,659	12,732	42,511	40,637	39,007
Income tax expense (benefit) (5)	593	889	(1,063)	(944)	(2,851)	(4,803)
Real estate related depreciation and amortization (6)	26,254	31,807	23,060	80,280	80,803	64,149
EBITDA	49,882	638	(10,050)	141,356	95,827	65,134
Non-cash ground rent	1,700	2,005	1,515	5,111	5,199	4,621
Non-cash amortization of favorable and unfavorable contract liabilities	(354)	(459)	(432)	(1,063)	(1,093)	(1,296)
Loss (gain) on sale of hotel properties	—	476	476	—	(9,541)	(9,541)
Gain on early extinguishment of debt	—	—	—	—	(144)	(144)
Acquisition costs	23	8,318	8,314	46	10,349	10,345
Reversal of previously recognized Allerton income	(291)	—	—	(872)	—	—
Allerton loan legal fees	—	1,106	1,106	—	2,017	2,017
Franchise termination fee	—	—	—	—	750	750
Impairment losses (7)	—	45,066	45,066	—	45,534	45,534
Severance costs	—	—	—	3,065	—	—
Adjusted EBITDA	$50,960	$57,150	$45,995	$147,643	$148,898	$117,420

(1)
Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from June 16, 2012 to October 5, 2012 and all other hotels from July 1, 2012 to September 30, 2012, (b) assume all of the Company’s 27 hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

(2)	As reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 15, 2012.

(3)
Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to October 5, 2012 and all other hotels from January 1, 2012 to September 30, 2012, (b) assume all of the Company’s 27 hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

(4)	Includes $2.3 million of interest expense reported in discontinued operations for the 2012 year-to-date period (as reported).

(5)
Includes $0.1 million of income tax expense reported in discontinued operations for the third quarter of 2012 (as reported) and $0.2 million of income tax expense reported in discontinued operations for the 2012 year-to-date period (as reported).

(6)
Includes $0.4 million of depreciation expense reported in discontinued operations for the third quarter of 2012 (as reported) and $1.3 million of depreciation expense reported in discontinued operations for the 2012 year-to-date period (as reported).

(7)	Includes impairment losses of $14.7 million reported in discontinued operations in both the third quarter of 2012 (as reported) and the 2012 year-to-date period (as reported).

	Full Year Guidance
	Pre-Renovation 2013		2013
	Low End	High End	Low End	High End
Net income (1)	$37,098	$45,098	$24,098	$32,098
Interest expense	57,500	57,500	57,500	57,500
Income tax expense (benefit)	3,100	6,100	(900)	2,100
Real estate related depreciation and amortization	107,000	106,000	107,000	106,000
EBITDA	204,698	214,698	187,698	197,698
Non-cash ground rent	6,400	6,400	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)	(1,400)	(1,400)
Loss on early extinguishment of debt	1,500	1,500	1,500	1,500
Reversal of previously recognized Allerton income	(1,163)	(1,163)	(1,163)	(1,163)
Write-off of key money	(1,100)	(1,100)	(1,100)	(1,100)
Severance costs	3,065	3,065	3,065	3,065
Adjusted EBITDA	$212,000	$222,000	$195,000	$205,000

(1)	Net income includes approximately $6.1 million of interest income related to the Allerton loan.

The following tables are reconciliations of our U.S. GAAP net income to FFO and Adjusted FFO (in thousands):

	Third Quarter			Year To Date
		Pro Forma			Pro Forma
	2013	2012 (1)	2012 (2)	2013	2012 (3)	2012 (2)
Net income (loss)	$8,564	$(48,717)	$(44,779)	$19,509	$(22,762)	$(33,219)
Real estate related depreciation and amortization (4)	26,254	31,807	23,060	80,280	80,803	64,149
Impairment losses (5)	—	45,066	45,066	—	45,534	45,534
Loss (gain) on sale of hotel properties	—	476	476	—	(9,541)	(9,541)
FFO	34,818	28,632	23,823	99,789	94,034	66,923
Non-cash ground rent	1,700	2,005	1,515	5,111	5,199	4,621
Non-cash amortization of unfavorable contract liabilities	(354)	(459)	(432)	(1,063)	(1,093)	(1,296)
Gain on early extinguishment of debt	—	—	—	—	(144)	(144)
Acquisition costs	23	8,318	8,314	46	10,349	10,345
Reversal of previously recognized Allerton income	(291)	—	—	(872)	—	—
Allerton loan legal fees	—	1,106	1,106	—	2,017	2,017
Franchise termination fee	—	—	—	—	750	750
Severance costs	—	—	—	3,065	—	—
Fair value adjustments to debt instruments	(42)	98	98	(233)	499	499
Adjusted FFO	$35,854	$39,700	$34,424	$105,843	$111,611	$83,715
Adjusted FFO per share	$0.18	$0.21	$0.18	$0.54	$0.64	$0.48

(1)
Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from June 16, 2012 to October 5, 2012 and all other hotels from July 1, 2012 to September 30, 2012, (b) assume all of the Company’s 27 hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

(2)	As reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 15, 2012.

(3)
Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to October 5, 2012 and all other hotels from January 1, 2012 to September 30, 2012, (b) assume all of the Company’s 27 hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

(4)
Includes $0.4 million of depreciation expense reported in discontinued operations for the third quarter of 2012 (as reported) and $1.3 million of depreciation expense reported in discontinued operations for the 2012 year-to-date period (as reported).

(5)	Includes impairment losses of $14.7 million reported in discontinued operations in both the third quarter of 2012 (as reported) and the 2012 year-to-date period (as reported).

	Full Year Guidance
	Pre-Renovation 2013		2013
	Low End	High End	Low End	High End
Net income (1)	$37,098	$45,098	$24,098	$32,098
Real estate related depreciation and amortization	107,000	106,000	107,000	106,000
FFO	144,098	151,098	131,098	138,098
Non-cash ground rent	6,400	6,400	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)	(1,400)	(1,400)
Loss on early extinguishment of debt	1,500	1,500	1,500	1,500
Reversal of previously recognized Allerton income	(1,163)	(1,163)	(1,163)	(1,163)
Write-off of key money	(1,100)	(1,100)	(1,100)	(1,100)
Fair value adjustments to debt instruments	(400)	(400)	(400)	(400)
Severance costs	3,065	3,065	3,065	3,065
Adjusted FFO	$151,000	$158,000	$138,000	$145,000
Adjusted FFO per share	$0.77	$0.81	$0.70	$0.74

(1)	Net income includes approximately $6.1 million of interest income related to the Allerton loan.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and other contracts, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATING DATA
Schedule of Property Level Results
(in thousands)
(unaudited)

	Third Quarter			Year To Date
		Pro Forma	%		Pro Forma	%
	2013	2012 (1)	Change	2013	2012 (2)	Change
Revenues:
Rooms	$150,146	$165,272	(9.2)%	$428,981	$430,880	(0.4)%
Food and beverage	47,522	50,119	(5.2)%	149,743	140,737	6.4%
Other	12,975	12,980	—%	37,407	34,589	8.1%
Total revenues	210,643	228,371	(7.8)%	616,131	606,206	1.6%
Operating Expenses:
Rooms departmental expenses	$40,521	$43,490	(6.8)%	$116,091	$113,310	2.5%
Food and beverage departmental expenses	34,591	36,427	(5.0)%	106,475	100,968	5.5%
Other direct departmental	5,901	6,408	(7.9)%	17,579	16,778	4.8%
General and administrative	17,019	17,707	(3.9)%	48,928	48,245	1.4%
Utilities	7,973	8,181	(2.5)%	22,235	21,617	2.9%
Repairs and maintenance	9,395	9,911	(5.2)%	28,184	26,973	4.5%
Sales and marketing	17,648	19,297	(8.5)%	50,802	51,932	(2.2)%
Base management fees	5,098	5,781	(11.8)%	14,860	15,240	(2.5)%
Incentive management fees	2,080	1,971	5.5%	4,550	3,723	22.2%
Property taxes	10,430	9,769	6.8%	31,322	28,236	10.9%
Ground rent	3,758	4,078	(7.8)%	11,239	11,090	1.3%
Other fixed expenses	3,050	3,121	(2.3)%	9,014	8,180	10.2%
Total hotel operating expenses	$157,464	$166,141	(5.2)%	$461,279	$446,292	3.4%
Hotel EBITDA	53,179	62,230	(14.5)%	154,852	159,914	(3.2)%
Non-cash ground rent	1,700	2,005	(15.2)%	5,111	5,199	(1.7)%
Non-cash amortization of unfavorable contract liabilities	(354)	(459)	(22.9)%	(1,063)	(1,093)	(2.7)%
Hotel Adjusted EBITDA	$54,525	$63,776	(14.5)%	$158,900	$164,020	(3.1)%

(1)
Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from June 16, 2012 to October 5, 2012 and all other hotels from July 1, 2012 to September 30, 2012, (b) assume all of the Company’s 27 hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

(2)
Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to October 5, 2012 and all other hotels from January 1, 2012 to September 30, 2012, (b) assume all of the Company’s 27 hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

Market Capitalization as of September 30, 2013
(in thousands, except per share data)
Enterprise Value

Common equity capitalization (at September 30, 2013 closing price of $10.67/share)	$2,092,469
Consolidated debt	1,060,299
Cash and cash equivalents	(43,448)
Total enterprise value	$3,109,320
Share Reconciliation

Common shares outstanding	195,471
Unvested restricted stock held by management and employees	561
Share grants under deferred compensation plan held by directors	76
Combined shares outstanding	196,108

Debt Summary as of September 30, 2013
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Midtown East	8.810%	Fixed	$41,635	October 2014
Salt Lake City Marriott Downtown	5.500%	Fixed	27,401	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	49,742	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Frenchman’s Reef Marriott	5.440%	Fixed	57,933	August 2015
Renaissance Worthington	5.400%	Fixed	54,035	July 2015
Orlando Airport Marriott	5.680%	Fixed	56,986	January 2016
Chicago Marriott Downtown	5.975%	Fixed	209,208	April 2016
Hilton Minneapolis	5.464%	Fixed	95,557	May 2021
JW Marriott Denver at Cherry Creek	6.470%	Fixed	40,056	July 2015
Lexington Hotel New York	LIBOR + 3.00	Variable	170,368	March 2015
Westin Washington D.C. City Center	3.990%	Fixed	72,858	January 2023
The Lodge at Sonoma	3.960%	Fixed	30,784	April 2023
Westin San Diego	3.940%	Fixed	70,503	April 2023
Debt premium (1)			633
Total mortgage debt			$1,060,299

Senior unsecured credit facility	LIBOR + 1.90	Variable	-	January 2017
Total debt			$1,060,299

(1)	Non-cash GAAP adjustment recorded upon the assumption of the mortgage loan secured by the JW Marriott Denver Cherry Creek in 2011.

Pro Forma Operating Statistics – Third Quarter (1)
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	3Q 2013	3Q 2012	B/(W)	3Q 2013	3Q 2012	B/(W)	3Q 2013	3Q 2012	B/(W)	3Q 2013	3Q 2012	B/(W)
Atlanta Alpharetta	$146.73	$138.21	6.2%	73.6%	63.5%	10.1%	$108.01	$87.78	23.0%	28.62%	23.70%	492 bps
Bethesda Marriott Suites	$149.13	$160.44	(7.0)%	57.6%	68.5%	(10.9)%	$85.83	$109.89	(21.9)%	13.37%	25.91%	-1254 bps
Boston Westin	$196.29	$191.12	2.7%	83.2%	85.9%	(2.7)%	$163.22	$164.20	(0.6)%	25.01%	25.93%	-92 bps
Hilton Boston Downtown	$242.44	$230.73	5.1%	91.5%	86.2%	5.3%	$221.73	$198.97	11.4%	36.90%	40.12%	-322 bps
Hilton Burlington	$187.29	$187.73	(0.2)%	90.1%	87.2%	2.9%	$168.70	$163.74	3.0%	48.08%	46.20%	188 bps
Renaissance Charleston	$176.17	$172.77	2.0%	89.7%	85.3%	4.4%	$157.97	$147.35	7.2%	29.81%	33.03%	-322 bps
Hilton Garden Inn Chelsea	$239.38	$221.00	8.3%	95.8%	97.8%	(2.0)%	$229.28	$216.21	6.0%	46.26%	43.18%	308 bps
Chicago Marriott	$209.24	$206.46	1.3%	83.9%	83.2%	0.7%	$175.45	$171.76	2.1%	27.25%	26.75%	50 bps
Chicago Conrad	$225.00	$218.84	2.8%	87.2%	90.5%	(3.3)%	$196.28	$198.10	(0.9)%	37.25%	37.36%	-11 bps
Courtyard Denver Downtown	$170.92	$166.08	2.9%	88.7%	87.9%	0.8%	$151.55	$145.93	3.9%	47.11%	47.08%	3 bps
Courtyard Fifth Avenue	$275.20	$273.71	0.5%	94.3%	96.1%	(1.8)%	$259.56	$263.08	(1.3)%	28.50%	33.80%	-530 bps
Courtyard Midtown East	$277.65	$269.30	3.1%	89.0%	90.6%	(1.6)%	$247.14	$244.11	1.2%	35.64%	35.82%	-18 bps
Frenchman's Reef	$186.76	$176.38	5.9%	75.3%	74.9%	0.4%	$140.70	$132.20	6.4%	4.85%	6.14%	-129 bps
JW Marriott Denver Cherry Creek	$248.79	$233.00	6.8%	84.5%	80.5%	4.0%	$210.14	$187.48	12.1%	33.39%	32.98%	41 bps
Los Angeles Airport	$113.31	$108.86	4.1%	92.1%	88.7%	3.4%	$104.33	$96.60	8.0%	19.32%	17.05%	227 bps
Hilton Minneapolis	$152.49	$150.57	1.3%	80.5%	80.2%	0.3%	$122.79	$120.70	1.7%	30.23%	32.12%	-189 bps
Oak Brook Hills	$125.36	$130.24	(3.7)%	77.0%	67.9%	9.1%	$96.55	$88.40	9.2%	23.89%	19.57%	432 bps
Orlando Airport Marriott	$92.97	$95.10	(2.2)%	63.2%	63.2%	—%	$58.79	$60.11	(2.2)%	8.28%	13.39%	-511 bps
Hotel Rex	$210.75	$191.62	10.0%	89.2%	90.7%	(1.5)%	$187.94	$173.72	8.2%	36.90%	42.07%	-517 bps
Salt Lake City Marriott	$140.63	$139.32	0.9%	66.8%	67.5%	(0.7)%	$94.00	$93.99	—%	31.05%	30.38%	67 bps
The Lodge at Sonoma	$300.32	$272.65	10.1%	84.6%	84.6%	—%	$254.15	$230.78	10.1%	33.85%	31.81%	204 bps
Torrance Marriott South Bay	$115.02	$111.30	3.3%	91.2%	86.3%	4.9%	$104.88	$96.02	9.2%	25.64%	27.17%	-153 bps
Vail Marriott	$159.09	$148.81	6.9%	70.5%	73.3%	(2.8)%	$112.20	$109.07	2.9%	12.37%	22.35%	-998 bps
Lexington Hotel New York	$228.06	$208.89	9.2%	51.9%	95.6%	(43.7)%	$118.47	$199.77	(40.7)%	(0.22)%	36.50%	-3672 bps
Westin San Diego	$155.68	$141.57	10.0%	89.5%	89.5%	—%	$139.38	$126.70	10.0%	30.86%	30.42%	44 bps
Westin Washington D.C. City Center	$162.25	$168.38	(3.6)%	77.9%	77.7%	0.2%	$126.35	$130.88	(3.5)%	25.16%	30.01%	-485 bps
Renaissance Worthington	$164.34	$161.05	2.0%	64.9%	61.1%	3.8%	$106.70	$98.35	8.5%	26.12%	21.94%	418 bps
Total	$177.42	$172.61	2.8%	79.5%	80.9%	(1.4)%	$141.03	$139.56	1.1%	25.89%	27.93%	-204 bps
Total Excluding Lexington Hotel	$175.30	$170.07	3.1%	81.3%	80.0%	1.3%	$142.51	$136.03	4.8%	27.05%	27.37%	-32 bps

(1)
The pro forma operating data includes the operating results for each of the Company’s hotels assuming they were owned since January 1, 2012. 3Q 2012 includes the operating results of the Company’s Marriott-managed hotels from June 16, 2012 to October 5, 2012 (112 days) and all other hotels from July 1, 2012 to September 30, 2012.

Pro Forma Operating Statistics – Year to Date (1)
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2013	YTD 2012	B/(W)	YTD 2013	YTD 2012	B/(W)	YTD 2013	YTD 2012	B/(W)	YTD 2013	YTD 2012	B/(W)
Atlanta Alpharetta	$148.05	$139.79	5.9%	75.5%	66.4%	9.1%	$111.73	$92.78	20.4%	33.88%	30.52%	336 bps
Bethesda Marriott Suites	$164.37	$165.60	(0.7)%	60.2%	66.1%	(5.9)%	$98.88	$109.45	(9.7)%	22.84%	26.67%	-383 bps
Boston Westin	$199.77	$197.67	1.1%	77.9%	76.7%	1.2%	$155.57	$151.69	2.6%	24.08%	22.76%	132 bps
Hilton Boston Downtown	$221.07	$218.43	1.2%	83.3%	80.3%	3.0%	$184.25	$175.44	5.0%	33.01%	38.51%	-550 bps
Hilton Burlington	$161.32	$159.79	1.0%	75.3%	74.7%	0.6%	$121.53	$119.34	1.8%	41.21%	38.38%	283 bps
Renaissance Charleston	$190.07	$183.28	3.7%	87.7%	85.5%	2.2%	$166.76	$156.77	6.4%	34.36%	35.24%	-88 bps
Hilton Garden Inn Chelsea	$223.23	$202.42	10.3%	96.6%	95.3%	1.3%	$215.62	$192.90	11.8%	44.19%	41.00%	319 bps
Chicago Marriott	$205.34	$199.28	3.0%	76.6%	73.9%	2.7%	$157.32	$147.17	6.9%	23.37%	22.45%	92 bps
Chicago Conrad	$215.81	$206.97	4.3%	82.8%	80.9%	1.9%	$178.75	$167.42	6.8%	31.38%	29.33%	205 bps
Courtyard Denver Downtown	$168.83	$158.84	6.3%	84.9%	85.6%	(0.7)%	$143.40	$135.98	5.5%	45.33%	45.69%	-36 bps
Courtyard Fifth Avenue	$266.73	$260.17	2.5%	77.3%	90.2%	(12.9)%	$206.12	$234.64	(12.2)%	18.03%	27.59%	-956 bps
Courtyard Midtown East	$263.70	$257.14	2.6%	80.2%	85.8%	(5.6)%	$211.53	$220.69	(4.2)%	27.49%	32.31%	-482 bps
Frenchman's Reef	$243.33	$233.28	4.3%	84.1%	80.6%	3.5%	$204.57	$188.04	8.8%	21.22%	21.41%	-19 bps
JW Marriott Denver Cherry Creek	$240.79	$226.64	6.2%	81.0%	76.0%	5.0%	$195.05	$172.22	13.3%	30.47%	29.97%	50 bps
Los Angeles Airport	$113.56	$109.53	3.7%	87.8%	87.9%	(0.1)%	$99.73	$96.27	3.6%	21.21%	19.33%	188 bps
Hilton Minneapolis	$145.04	$141.08	2.8%	75.0%	74.2%	0.8%	$108.79	$104.69	3.9%	28.12%	27.10%	102 bps
Oak Brook Hills	$122.79	$120.60	1.8%	61.8%	60.0%	1.8%	$75.83	$72.34	4.8%	13.35%	11.46%	189 bps
Orlando Airport Marriott	$100.94	$105.34	(4.2)%	75.1%	72.8%	2.3%	$75.82	$76.69	(1.1)%	22.76%	23.68%	-92 bps
Hotel Rex	$189.84	$177.71	6.8%	84.9%	86.6%	(1.7)%	$161.11	$153.90	4.7%	32.16%	36.79%	-463 bps
Salt Lake City Marriott	$143.26	$136.95	4.6%	69.9%	68.2%	1.7%	$100.20	$93.46	7.2%	33.79%	31.02%	277 bps
The Lodge at Sonoma	$255.28	$237.74	7.4%	75.8%	72.8%	3.0%	$193.49	$173.05	11.8%	25.71%	21.56%	415 bps
Torrance Marriott South Bay	$117.06	$110.49	5.9%	84.1%	84.5%	(0.4)%	$98.49	$93.31	5.6%	25.49%	26.13%	-64 bps
Vail Marriott	$230.31	$219.25	5.0%	71.8%	68.1%	3.7%	$165.44	$149.42	10.7%	30.28%	29.96%	32 bps
Lexington Hotel New York	$200.80	$196.58	2.1%	53.7%	94.6%	(40.9)%	$107.85	$185.89	(42.0)%	(4.76)%	32.45%	-3721 bps
Westin San Diego	$154.40	$150.90	2.3%	87.2%	80.8%	6.4%	$134.63	$122.00	10.4%	32.40%	31.27%	113 bps
Westin Washington D.C. City Center	$189.21	$193.40	(2.2)%	78.0%	75.0%	3.0%	$147.66	$145.04	1.8%	32.22%	35.63%	-341 bps
Renaissance Worthington	$171.00	$157.94	8.3%	65.1%	70.4%	(5.3)%	$111.34	$111.19	0.1%	30.86%	29.39%	147 bps
Total	$177.62	$172.91	2.7%	76.5%	77.9%	(1.4)%	$135.84	$134.69	0.9%	25.79%	27.06%	-127 bps
Total Excluding NY Renovations (2)	$172.26	$166.17	3.7%	77.9%	76.3%	1.6%	$134.21	$126.79	5.9%	27.14%	26.46%	68 bps

(1)
The pro forma operating data includes the operating results for each of the Company’s hotels assuming they were owned since January 1, 2012. YTD 2012 includes the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to October 5, 2012 and all other hotels from January 1, 2012 to September 30, 2012.

(2)	Excludes three hotels in New York City under renovation during the nine months ended September 30, 2013; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2013
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$4,291	$823	$405	$—	$—	$1,228
Bethesda Marriott Suites	$3,014	$(1,530)	$376	$—	$1,557	$403
Boston Westin	$18,878	$2,595	$2,124	$—	$2	$4,721
Hilton Boston Downtown	$8,020	$1,476	$1,441	$—	$42	$2,959
Hilton Burlington	$4,960	$1,518	$844	$—	$23	$2,385
Renaissance Charleston	$2,905	$493	$405	$—	$(32)	$866
Hilton Garden Inn Chelsea	$3,595	$1,057	$606	$—	$—	$1,663
Chicago Marriott	$28,087	$1,511	$3,308	$3,232	$(396)	$7,655
Chicago Conrad	$7,511	$1,833	$965	$—	$—	$2,798
Courtyard Denver Downtown	$2,647	$981	$266	$—	$—	$1,247
Courtyard Fifth Avenue	$4,449	$(71)	$433	$854	$52	$1,268
Courtyard Midtown East	$7,495	$1,018	$675	$978	$—	$2,671
Frenchman's Reef	$11,257	$(1,895)	$1,611	$830	$—	$546
JW Marriott Denver Cherry Creek	$5,954	$881	$521	$586	$—	$1,988
Los Angeles Airport	$15,326	$574	$1,252	$1,135	$—	$2,961
Minneapolis Hilton	$13,656	$958	$1,944	$1,359	$(133)	$4,128
Oak Brook Hills	$8,146	$1,609	$229	$—	$108	$1,946
Orlando Airport Marriott	$3,927	$(1,319)	$812	$832	$—	$325
Hotel Rex	$1,824	$442	$231	$—	$—	$673
Salt Lake City Marriott	$6,538	$882	$756	$392	$—	$2,030
The Lodge at Sonoma	$6,535	$1,524	$370	$318	$—	$2,212
Torrance Marriott South Bay	$6,299	$1,024	$591	$—	$—	$1,615
Vail Marriott	$5,669	$89	$612	$—	$—	$701
Lexington Hotel New York	$9,014	$(4,396)	$2,664	$1,682	$30	$(20)
Westin San Diego	$7,301	$420	$1,068	$718	$47	$2,253
Westin Washington D.C. City Center	$5,895	$(401)	$1,055	$783	$46	$1,483
Renaissance Worthington	$7,450	$498	$690	$756	$2	$1,946
Total	$210,643	$12,594	$26,254	$14,455	$1,348	$54,525
Total Excluding Lexington Hotel	$201,629	$16,990	$23,590	$12,773	$1,318	$54,545

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2012 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$4,190	$614	$379	$—	$—	$993
Bethesda Marriott Suites	$4,608	$(1,354)	$636	$—	$1,912	$1,194
Boston Westin	$18,506	$2,190	$2,607	$—	$2	$4,799
Hilton Boston Downtown	$7,078	$1,489	$1,309	$—	$42	$2,840
Hilton Burlington	$4,781	$1,413	$773	$—	$23	$2,209
Renaissance Charleston	$3,309	$660	$472	$—	$(39)	$1,093
Hilton Garden Inn Chelsea	$3,467	$914	$583	$—	$—	$1,497
Chicago Marriott	$32,656	$1,008	$4,207	$4,007	$(487)	$8,735
Chicago Conrad	$7,631	$1,764	$1,087	$—	$—	$2,851
Courtyard Denver Downtown	$2,538	$878	$317	$—	$—	$1,195
Courtyard Fifth Avenue	$5,509	$182	$555	$1,061	$64	$1,862
Courtyard Midtown East	$8,852	$1,211	$743	$1,217	$—	$3,171
Frenchman's Reef	$10,832	$(2,365)	$1,996	$1,034	$—	$665
JW Marriott Denver Cherry Creek	$5,476	$468	$593	$745	$—	$1,806
Los Angeles Airport	$17,141	$(265)	$1,796	$1,392	$—	$2,923
Minneapolis Hilton	$13,619	$551	$2,362	$1,687	$(225)	$4,375
Oak Brook Hills	$8,769	$620	$971	$—	$125	$1,716
Orlando Airport Marriott	$4,936	$(1,295)	$920	$1,036	$—	$661
Hotel Rex	$1,678	$500	$206	$—	$—	$706
Salt Lake City Marriott	$7,435	$842	$906	$511	$—	$2,259
The Lodge at Sonoma	$7,239	$1,827	$476	$—	$—	$2,303
Torrance Marriott South Bay	$7,181	$973	$978	$—	$—	$1,951
Vail Marriott	$5,896	$578	$740	$—	$—	$1,318
Lexington Hotel New York	$13,840	$(530)	$3,190	$2,358	$33	$5,051
Westin San Diego	$6,786	$1,044	$973	$—	$47	$2,064
Westin Washington D.C. City Center	$6,122	$649	$1,142	$—	$46	$1,837
Renaissance Worthington	$8,296	$(15)	$889	$943	$3	$1,820
Total	$228,371	$14,551	$31,806	$15,991	$1,546	$63,776
Total Excluding Lexington Hotel	$214,531	$15,081	$28,616	$13,633	$1,513	$58,725

(1)
The pro forma operating data includes the operating results for each the Company’s hotels assuming they were owned as of January 1, 2012 and includes the operating results of the Company’s Marriott-managed hotels from June 16, 2012 to October 5, 2012 and all other hotels from July 1, 2012 to September 30, 2012.

(2)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2013
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$13,670	$3,413	$1,218	$—	$—	$4,631
Bethesda Marriott Suites	$10,249	$(3,588)	$1,257	$—	$4,672	$2,341
Boston Westin	$57,358	$7,431	$6,372	$—	$7	$13,810
Hilton Boston Downtown	$19,985	$2,163	$4,309	$—	$125	$6,597
Hilton Burlington	$10,887	$1,891	$2,527	$—	$68	$4,486
Renaissance Charleston	$9,203	$2,065	$1,192	$—	$(95)	$3,162
Hilton Garden Inn Chelsea	$10,201	$2,955	$1,553	$—	$—	$4,508
Chicago Marriott	$75,420	$(665)	$9,864	$9,618	$(1,192)	$17,625
Chicago Conrad	$20,051	$3,491	$2,801	$—	$—	$6,292
Courtyard Denver Downtown	$7,445	$2,586	$789	$—	$—	$3,375
Courtyard Fifth Avenue	$10,488	$(1,998)	$1,184	$2,544	$161	$1,891
Courtyard Midtown East	$18,677	$328	$1,874	$2,932	$—	$5,134
Frenchman's Reef	$48,571	$2,970	$4,864	$2,473	$—	$10,307
JW Marriott Denver Cherry Creek	$16,545	$1,785	$1,487	$1,770	$—	$5,042
Los Angeles Airport	$44,658	$2,133	$3,972	$3,368	$—	$9,473
Minneapolis Hilton	$38,635	$1,396	$5,816	$4,050	$(399)	$10,863
Oak Brook Hills	$18,037	$1,330	$754	$—	$324	$2,408
Orlando Airport Marriott	$15,114	$(1,368)	$2,332	$2,476	$—	$3,440
Hotel Rex	$4,754	$836	$693	$—	$—	$1,529
Salt Lake City Marriott	$20,248	$3,433	$2,227	$1,182	$—	$6,842
The Lodge at Sonoma	$15,980	$2,336	$1,103	$670	$—	$4,109
Torrance Marriott South Bay	$17,910	$2,807	$1,759	$—	$—	$4,566
Vail Marriott	$22,328	$4,947	$1,813	$—	$—	$6,760
Lexington Hotel New York	$23,315	$(15,255)	$9,010	$5,044	$92	$(1,109)
Westin San Diego	$22,186	$2,407	$3,185	$1,455	$141	$7,188
Westin Washington D.C. City Center	$20,227	$(190)	$4,232	$2,338	$138	$6,518
Renaissance Worthington	$23,989	$3,052	$2,093	$2,253	$6	$7,404
Total	$616,131	$32,691	$80,280	$42,173	$4,048	$158,900
Total Excluding NY Renovations (2)	$563,651	$49,616	$68,212	$31,653	$3,795	$152,984

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.

(2)	Excludes three hotels in New York City under renovation during the nine months ended September 30, 2013; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Year To Date 2012
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$11,676	$2,585	$978	$—	$—	$3,563
Bethesda Marriott Suites	$11,485	$(3,333)	$1,594	$—	$4,802	$3,063
Boston Westin	$54,386	$5,608	$6,762	$—	$6	$12,376
Hilton Boston Downtown	$18,970	$3,255	$3,926	$—	$125	$7,306
Hilton Burlington	$10,718	$1,727	$2,319	$—	$68	$4,114
Renaissance Charleston	$8,807	$2,033	$1,168	$—	$(97)	$3,104
Hilton Garden Inn Chelsea	$9,244	$2,333	$1,457	$—	$—	$3,790
Chicago Marriott	$72,282	$(2,370)	$9,850	$9,962	$(1,216)	$16,226
Chicago Conrad	$18,822	$2,900	$2,621	$—	$—	$5,521
Courtyard Denver Downtown	$7,095	$2,278	$789	$175	$—	$3,242
Courtyard Fifth Avenue	$12,249	$(827)	$1,410	$2,637	$159	$3,379
Courtyard Midtown East	$20,033	$1,625	$1,837	$3,011	$—	$6,473
Frenchman's Reef	$42,775	$1,684	$4,886	$2,589	$—	$9,159
JW Marriott Denver Cherry Creek	$14,916	$1,192	$1,432	$1,847	$—	$4,471
Los Angeles Airport	$44,047	$576	$4,484	$3,453	$—	$8,513
Minneapolis Hilton	$36,906	$432	$5,851	$4,221	$(502)	$10,002
Oak Brook Hills	$17,676	$(787)	$2,437	$—	$375	$2,025
Orlando Airport Marriott	$15,407	$(1,234)	$2,308	$2,574	$—	$3,648
Hotel Rex	$4,490	$1,035	$617	$—	$—	$1,652
Salt Lake City Marriott	$18,906	$2,398	$2,186	$1,281	$—	$5,865
The Lodge at Sonoma	$14,561	$1,977	$1,163	$—	$—	$3,140
Torrance Marriott South Bay	$17,526	$2,129	$2,450	$—	$—	$4,579
Vail Marriott	$20,121	$4,219	$1,809	$—	$—	$6,028
Lexington Hotel New York	$38,568	$(386)	$7,914	$4,887	$100	$12,515
Westin San Diego	$20,096	$3,223	$2,920	$—	$142	$6,285
Westin Washington D.C. City Center	$19,960	$3,548	$3,427	$—	$137	$7,112
Renaissance Worthington	$24,484	$2,635	$2,207	$2,346	$9	$7,197
Total	$606,206	$40,455	$80,802	$38,983	$4,108	$164,020
Total Excluding NY Renovations (3)	$535,356	$40,043	$69,641	$28,448	$3,849	$141,653

(1)
The pro forma operating data includes the operating results for each of the Company’s hotels assuming they were owned since January 1, 2012. YTD 2012 includes the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to October 5, 2012 and all other hotels from January 1, 2012 to September 30, 2012.

(2)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(3)	Excludes three hotels in New York City under renovation during the nine months ended September 30, 2013; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.